--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: October 30, 2001



                                Medium4.com, Inc.
               (Exact Name of Registrant as specified in Charter)


         Delaware                      001-15863                13-4037641
(State or other jurisdiction of   (Commission File No.)        (IRS Employer
         incorporation)                                   Identification Number)


1220 Collins Avenue, Suite 100, Miami Beach, Florida                    33139
         (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:     (305) 532-5454


--------------------------------------------------------------------------------

Item 1. Changes in Control of Registrant.

     On October 30, 2001, we privately sold 1,000 shares of our newly designated Series A Convertible Preferred Stock to Inter Asset Japan LBO No. 1 Fund, a Japanese institutional investor, for an aggregate price of $1,000,000. The purchaser represented to us that it was acquiring these shares for investment. No underwriter was involved in this transaction. This issuance and sale was exempt from registration under the Securities Act of 1933 by reason of the exemption afforded by Section 4(2) of that Act as a transaction not involving a public offering.

     The Series A Convertible Preferred Stock carries no voting rights except as may be required by law, provides for the payment of dividends only when and if dividends are declared and paid on our shares of common stock and then in a like amount, provides for a liquidation preference of $1,000 per share and is not redeemable by us.

     Each share of Series A Convertible Preferred Stock is convertible at any time or from time to time into 20,000 shares of our common stock, or an aggregate of 20,000,000 shares of our common stock if all of the Series A Convertible Preferred Stock is converted. No conversion can occur unless and until such time as the holders of our common stock shall have voted upon and approved (i) the transaction by which the Series A Convertible Preferred Stock was issued and sold, as required by Rule 713 of the American Stock Exchange LLC, and (ii) an amendment to our Restated Certificate of Incorporation increasing our authorized common stock to at least 60,000,000 shares.

     Based upon 28,133,796 issued and outstanding shares of our common stock on the date of this Report, had all of the shares of Series A Convertible Preferred Stock been converted into shares of our common stock on that date, those shares of common stock would have represented an approximately 41.5% equity interest in our company.

     The issuance and sale of the Series A Convertible Preferred Stock, and the possibility of its conversion, after satisfaction of the conditions set forth above, into shares of our common stock represents the occurrence of an event which may lead to a future change of control of our company.



Item 5. Other Events.

     On October 12, 2001, we privately issued 10,000,000 shares of our common stock to David Badner in consideration of services both previously rendered and to be rendered by Mr. Badner on our behalf. The value ascribed to Mr. Badner's services, as determined by our board of directors, was $1,500,000, or $0.15 per share. Mr. Badner has represented to us that he was acquiring these shares for investment. No underwriter was involved in this transaction. This issuance was exempt from registration under the Securities Act of 1933 by reason of the exemption afforded by Section 4(2) of that Act as a transaction not involving a public offering.

     Mr. Badner's acquisition of these shares, when combined with all other shares of our common stock beneficially owned by Mr. Badner as of the date of this Report, represents an approximately 44.1% equity interest in our company.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         Exhibits

              (c) EXHIBIT NO.                       DESCRIPTION
                  -----------                       -----------

                       3.1 Certificate of Designation of Preferences and Rights of Series A Convertible Preferred Stock

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  November 7, 2001                  Medium4.com, Inc.
                                             (Registrant)

                                          By:   /s/ Jonathan Braun
                                                ------------------------
                                                Jonathan Braun
                                                Chief Executive Officer